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                                                                     Exhibit 4.2

                        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"),
                  dated as of December 20, 1996, among LIFESTYLE OUTLET CORPORATION (the "New Guarantor Subsidiary"), a subsidiary of Lifestyle Furnishings International Ltd. (or its successor), a Delaware corporation (the "Company"), THE COMPANY, on behalf of itself and the Guarantor Subsidiaries (the "Existing Guarantor Subsidiaries") under the Indenture referred to below, and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").


                             W I T N E S S E T H :


            WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of August 5, 1996, providing for the issuance of an aggregate principal amount of $200,000,000 of 10-7/8% Senior Subordinated Notes due 2006 (the "Securities");

            WHEREAS Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Guarantor Subsidiaries are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor Subsidiary, the Company, the Existing Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
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                                                                               2

            (b) For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. The New Guarantor Subsidiary hereby agrees, jointly and severally with all other Guarantor Subsidiaries, to guarantee the Company's obligations under the Securities on the term and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

            3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                         LIFESTYLE OUTLET CORPORATION,

                           by
                             _______________________________
                             Name:
                             Title:


                         LIFESTYLE FURNISHINGS INTERNATIONAL
                         LTD., on behalf of itself and the Existing Guarantor Subsidiaries,

                           by
                             _______________________________
                             Name:
                             Title:


                         IBJ SCHRODER BANK & TRUST COMPANY,
                         as Trustee,

                           by
                             _______________________________
                             Name:
                             Title: